EXHIBIT 23






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-37515) of Southwestern Bell Telephone Company and in the related Prospectus of our report dated February 20, 1998, with respect to the financial statements and schedules of Southwestern Bell Telephone Company included in this Annual Report (Form 10-K) for the year ended December 31, 1997.





                                          ERNST & YOUNG LLP

San Antonio, Texas
March 10, 1998